Exhibit 99.1

Adaptimmune Starts SPEARHEAD-1 Trial with ADP-A2M4 SPEAR T-cells for patients with Synovial Sarcoma or MRCLS

- Compelling data reported with ADP-A2M4 SPEAR T-cells in synovial sarcoma -

- Adaptimmune plans to launch a TCR T-cell therapy in 2022 -

PHILADELPHIA and OXFORDSHIRE, United Kingdom, July 25, 2019 — Adaptimmune Therapeutics plc (Nasdaq:ADAP), a leader in T-cell therapy to treat cancer, has started its SPEARHEAD-1 trial with ADP-A2M4 SPEAR T-cells for patients with synovial sarcoma or myxoid/round cell liposarcoma (MRCLS). Earlier this year, Adaptimmune presented compelling data with responses observed in synovial sarcoma patients treated in the ADP-A2M4 pilot study.

“This is a pivotal moment for Adaptimmune as we move into the next phase of clinical development with our ADP-A2M4 SPEAR T-cells. We started SPEARHEAD-1 based on the compelling data we recently reported in synovial sarcoma patients. Since our update in May, we have started the three new clinical trials we had committed to: SPEARHEAD-1, SURPASS, and the low-dose radiation sub-study with ADP-A2M4,” said Rafael Amado, Adaptimmune’s President of Research & Development. “We are collaborating with excellent centers in this sarcoma trial. We look forward to reporting data from this trial and our other ongoing trials in due course.”

The SPEARHEAD-1 trial will treat up to 60 patients with inoperable or metastatic synovial sarcoma or MRCLS who have received prior chemotherapy. Patients will receive doses of up to 10 billion ADP-A2M4 SPEAR T-cells and the lymphodepletion regimen of fludarabine (30 mg/m2/day for 4 days) and cyclophosphamide (600 mg/m2/day for 3 days). The primary endpoint is overall response rate by RECIST v1.1 by independent review. Safety endpoints will be reviewed by an Independent Data Safety Monitoring Board.

“As we make continued progress on the development of our proprietary SPEAR T-cells in solid tumors, we have started preparing for the time when we make our first product commercially available to cancer patients,” said Helen Tayton-Martin, Chief Business Officer at Adaptimmune. “We are focused on how to optimally deliver our products through clinical trials and into scaled-up production post-approval. As part of these efforts, we are working with Vineti, the first cloud-based software platform to efficiently take T-cell therapies through clinical trials and into mainstream medicine at commercial scale.”

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for cancer patients. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors. For more information, please visit http://www.adaptimmune.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 6, 2019, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez — VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — Senior Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com